UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

November 21, 2007

IDEARC INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Idearc Inc. (the “Company”) has decided to change the trustee and record keeper of the Idearc Savings Plan for Management Employees, the Idearc Savings and Security Plan for New York and New England Associates and the Idearc Savings and Security Plan for Mid-Atlantic Associates (together, the “Plans”), which will require a blackout period during which participants in the Plans will be temporarily unable to direct or diversify investments in their individual accounts, including accounts that hold the common stock of the Company, or to obtain a loan or distribution from the Plans. The blackout period restricts directors and executive officers of the Company from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring common stock of the Company.

On November 21, 2007, the Company received notice of the blackout period pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 with respect to the Plans. On November 21, 2007, the Company sent a notice regarding the blackout period (the “Notice”) to its directors and executive officers informing them that a blackout period will begin on December 27, 2007, and end during the week of January 13, 2008. The blackout period may be extended if needed, in which case notice will be given to the directors and executive officers.

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR.

During the blackout period and for a period of two years after the ending date of the blackout period, holders of the Company’s common stock and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to Idearc Inc., Attn: Larry Cannon, Vice President and Associate General Counsel, 2200 West Airfield Drive, P.O. Box 619810, D/FW Airport, Texas 75261 or by calling Mr. Cannon at (972) 453-7891.

A copy of the Notice is attached as Exhibit 99.1 to this current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Notice, dated November 21, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEARC INC.

	By:	/s/ William G. Mundy
	Name:	William G. Mundy
	Title:	Executive Vice President, General Counsel and Secretary
Date: November 21, 2007

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